Exhibit 10.6
L3HARRIS TECHNOLOGIES, INC.
PERFORMANCE STOCK OPTION AWARD AGREEMENT
TERMS AND CONDITIONS
(August 1, 2019 Momentum Award)

1.    Performance Stock Option – Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2015 Equity Incentive Plan (as may be amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), L3Harris Technologies, Inc. (the “Corporation” which was formerly named “Harris Corporation”) has granted to the employee receiving these Terms and Conditions (the “Employee”) a Performance Stock Option Award (the “Award”) consisting of a Non-Qualified Stock Option with performance-based vesting and forfeiture conditions (the “Option”) to purchase such number of shares of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation (“Shares” and each, a “Share”) at such designated exercise price per share as set forth in the Award Notice (as defined below) from the Corporation to the Employee. Such Award is subject to the following Terms and Conditions (these Terms and Conditions, together with the Corporation’s letter or notice to the Employee specifying the date as of which the Award is granted (the “Grant Date”), the number of Shares subject to the Award and issuable upon exercise of the Option, the exercise price and certain other terms (the “Award Notice”) and the Statement of Performance Goals (as defined below) related thereto, are referred to as the “Agreement”).

2.    Vesting and Exercisability; Impact of Termination of Employment

(a)    Except as set forth in Section 2(a)(i)-(iii) and Section 2(e), the Option shall not vest or be exercisable to any extent unless the Employee shall have remained continuously in the employ of the Corporation for the period from the Grant Date through June 29, 2022 (the “Service Period”), in which case the Option shall vest and become exercisable as provided in Section 2(d), and if such continuous employment for the Service Period is not satisfied, the Option, shall terminate immediately upon the Employee’s termination of employment with the Corporation.

(i)    If, prior to expiration of the Service Period and before an event described in Section 2(e), the Employee ceases to be an employee of the Corporation due to involuntary termination by the Corporation other than for Cause (as defined below) or voluntary termination by the Employee for Good Reason (as defined below), then the Option shall remain outstanding and eligible to vest and become exercisable upon expiration of the Service Period in a portion (the “Eligible Vesting Portion”) of the number of Shares as to which the Option otherwise would have vested under the Award upon expiration of the Service Period determined in accordance with the provisions of Section 2(d) hereof, and the remaining portion of the Option shall be immediately and automatically forfeited. The Eligible Vesting Portion shall be determined based on the date of such termination as set forth in the following table:

Termination Date	Eligible Vesting Portion of Option / Shares Subject to Award
Prior to June 29, 2020	1/3 (one third)
On or after June 29, 2020, but prior to June 29, 2021	2/3 (two thirds)
On or after June 29, 2021 and through June 29, 2022	100.00%

The Eligible Vesting Portion of the Option that remains outstanding and eligible to vest and become exercisable pursuant to the foregoing provisions of this Section 2(a)(i) shall remain outstanding and eligible to vest and if it vests shall remain exercisable until the Expiration Date (as defined below), subject to early termination of an Option upon a Change in Control in accordance with the terms of the Plan.

Without limiting the foregoing, in the event of a termination of employment of the Employee (x) by the Employee for Good Reason within twenty-four (24) months following a Change in Control described in Section 2(e), or (y) by the Corporation other than for Cause, whether or not prior to the expiration of the Service Period, to the extent vested, the Option may be exercised by the Employee, but only until the Expiration Date.

(ii)    Death. In the event, prior to expiration of the Service Period, of the death of the Employee (x) while employed by the Corporation, or (y) following the Employee’s cessation of employment with the Corporation due to permanent disability of the Employee (as determined by the Corporation) while employed by the Corporation, the Option shall immediately become vested and exercisable as to the number of Shares subject to the Award at the target level of performance, as set forth in the Award Notice and/or Statement of Performance Goals (such number, the “Target Number of Shares” and such target level, the “Target Performance Level”), and may be exercised by the Employee’s Beneficiary (as defined below) but only until the earlier of (A) the date that is twelve (12) months following the date of such death or (B) the Expiration Date. Notwithstanding anything in this Section 2 to the contrary, in the event of the death of the Employee following expiration of the Service Period or following termination of or cessation of employment with the Corporation, unless the first sentence of this Section 2(a)(ii) is applicable, the Option may be exercised by the Employee’s Beneficiary but only until the earlier of (I) the date that is twelve (12) months following the date of such death or (II) the Expiration Date, and only to the extent that the Option was vested and exercisable on the day immediately prior to the date of the Employee’s death.

(iii)    Disability. In the event, prior to expiration of the Service Period, of cessation of employment with the Corporation due to permanent disability of the Employee (as determined by the Corporation) while employed by the Corporation, the Option shall immediately become vested and exercisable as to the Target Number of Shares and unless the first sentence of Section 2(a)(ii) becomes applicable, may be exercised by the Employee until the earlier of (x) the date that is twelve (12) months following such cessation of employment due to permanent disability or (y) the Expiration Date. In the event of cessation of employment with the Corporation due to permanent disability of the Employee (as determined by the Corporation) while employed by the Corporation following expiration of the Service Period, the Option may be exercised by the Employee but only until the earlier of (I) the date that is twelve (12) months following the date of such cessation of employment or (II) the Expiration Date, and only to the extent that the Option was vested and exercisable on the day immediately prior to the date of such cessation of employment.

(iv)    Retirement. In the event of cessation of employment with the Corporation due to retirement of the Employee after reaching age 55 with ten or more years of full-time service with the Corporation on or after June 29, 2020, the Option (x) to the extent unvested, shall immediately expire and be forfeited and (y) to the extent vested, may be exercised by the Employee but only until the Expiration Date.

(v)    Other Voluntary Termination. In the event of cessation of employment with the Corporation due to voluntary termination by the Employee without Good Reason (other than as described in Section 2(a)(iv)), the Option (x) to the extent unvested, shall immediately expire and be forfeited and (y) to the extent vested, may be exercised by the Employee but only until the earlier of (A) the date that is ninety (90) days following such termination of employment or (B) the Expiration Date.

(vi)    Termination for Cause. The Option, regardless of the extent to which it previously may have vested, shall immediately expire and be forfeited in its entirety and shall not be exercisable if the Employee ceases to be an employee of the Corporation due to a termination of the Employee’s employment for Cause.

(vii)    For purposes of the Agreement:

1)“Good Reason” means, without the Employee’s express written consent, the occurrence of either of the following events following June 29, 2019 and prior to the later of (x) the end of the Service Period or (y) the twenty-four (24) month anniversary of a Change in Control described in Section 2(e): (a) a reduction of more than ten percent (10%) in the Employee’s annual base salary (or wage rate, as applicable) or (b) a requirement that the Employee be based at another location not within fifty (50) miles of the location where the Employee was, or was contemplated to be, regularly employed based on the role contemplated for the Employee following June 29, 2019 (except for required travel on business to an extent substantially consistent with the Employee’s duties and responsibilities); provided, that, in each case, (i) the Employee shall provide the Corporation with written notice specifying the circumstance(s) alleged to constitute Good Reason within sixty (60) days following the first occurrence of such circumstance(s), (ii) the Corporation shall have thirty (30) days following receipt of such notice to cure such circumstance(s) and (iii) if the Corporation has not cured such circumstance(s) within such thirty (30)-day period, the Employee shall terminate his or her employment not later than thirty (30) days after the end of such thirty (30)-day period; and

2)“Cause” means:

a.    A material breach by the Employee of the duties and responsibilities of the Employee (other than as a result of incapacity due to physical or mental illness) which is (i) demonstrably willful, continued and deliberate on the Employee’s part, (ii) committed in bad faith or without reasonable belief that such breach is in the best interests of the Corporation and (iii) not remedied within fifteen (15) days after receipt of written notice from the Corporation which specifically identifies the manner in which such breach has occurred, or

b.    The Employee’s conviction of, or plea of nolo contendere to, a felony involving willful misconduct which is materially and demonstrably injurious to the Corporation.

(b)    During the lifetime of the Employee, the Option shall be exercisable only by the Employee, and, except as otherwise set forth in Section 2(a) or 2(e), only while the Employee continues as an employee of the Corporation.

(c)    Notwithstanding any other provision of these Terms and Conditions and the Agreement, the Option shall expire no later than ten (10) years from the Grant Date (the “Expiration Date”) and shall not be exercisable thereafter.

(d)    Except as otherwise provided in the Award Notice or this Section 2, the Option shall vest and become exercisable upon expiration of the Service Period as to a number of Shares that is contingent on the attainment during the period ending December 31, 2021 (the “Performance Period”) of the performance objectives set forth in the Statement of Performance Goals (however designated) delivered or made available to the Employee at the time of the Award (the “Statement of Performance Goals”). Such number of Shares (the “Vested Option Shares”) shall be determined upon expiration of the Performance Period in accordance with the Statement of Performance Goals, with the final determination of the Vested Option Shares authorized by the Board, the Board Committee, or its designee as soon as administratively practicable following expiration of the Performance Period.

(e)    Upon a Change in Control of the Corporation following the Grant Date but prior to the end of the Performance Period, the performance objectives set forth in the Statement of Performance Goals shall be conclusively deemed to have been attained for the Performance Period upon the occurrence of such Change in Control at the Target Performance Level under such performance objectives for purposes of determining the Vested Option Shares in accordance with the provisions of Section 2(d) hereof as to which the Option shall be eligible to vest and become exercisable upon expiration of the Service Period; provided, however, that, following such Change in Control but prior to the end of the Service Period, the Service Period shall expire and the Option shall vest and become exercisable with respect to the Vested Option Shares so eligible to vest immediately upon the earliest of: (w) death of the Employee, (x) cessation of employment due to permanent disability of the Employee (as determined by the Corporation) while employed by the Corporation, (y) involuntary termination of employment of the Employee by the Corporation other than for Cause within twenty-four (24) months following such Change in Control, or (z) voluntary termination of employment by the Employee for Good Reason within twenty-four (24) months following such Change in Control, and in any such case, such Option shall remain exercisable in accordance with the applicable provisions of Section 2(a)(i), (ii) and (iii). In the event of the Employee’s retirement, voluntary resignation (other than for Good Reason) or termination for Cause, the Option shall expire and be forfeited as set forth in Section 2(a)(iv), (v) and (iv).

Notwithstanding anything in this Section 2(e) to the contrary, if the Employee ceases to be an employee of the Corporation prior to such Change in Control due to either (I) involuntary termination of employment of the Employee by the Corporation other than for Cause or (II) voluntary termination of employment by the Employee for Good Reason, and the Employee reasonably demonstrates that such termination other than for Cause, or the circumstance(s) constituting Good Reason was in connection with integration planning for such Change in Control, then for all purposes of the Agreement, the date of such Change in Control shall be deemed to be the date immediately prior to the date of such termination of employment.

(f)    Adjustment to the Award. The number of Shares subject to the Award, as well as the Target Number of Shares and the threshold number of Shares (as set forth in the Award Notice, corresponding to the threshold level of performance under the performance objectives set forth in the Statement of Performance Goals), are based on the assumption that the Employee shall continue to perform substantially the same duties throughout the Performance Period, and such numbers of Shares may be reduced or increased by the Board, the Board Committee or its designee without formal amendment of the Agreement to reflect a change in the Employee’s duties during the Performance Period.

3.    Exercise of Option. The Option may be exercised by delivering to the Corporation at the office of the Corporate Secretary (a) a written notice, signed by the person entitled to exercise the Option, stating the designated number of Shares such person then elects to purchase; provided, however, that in the discretion of the Corporation, notice sent through an approved electronic means may be substituted for a signed, written notice, (b) payment in an amount equal to the full exercise price for the Shares to be purchased, and (c) if the Option is exercised by any person other than the Employee, such as the Employee’s Beneficiary, evidence satisfactory to the Corporation that such person has the right to exercise the Option. Payment of the exercise price shall be made (i) in cash, (ii) in previously acquired shares of Common Stock of the Corporation, or (iii) in any combination of cash and such shares. In addition to the foregoing, subject to the consent of the Corporation at the time of exercise in a manner consistent with Plan, the Option may be exercised in a “net exercise”, pursuant to which the Corporation shall reduce the number of Shares issuable upon exercise of the Option by the largest whole number of Shares with an aggregate Fair Market Value that does not exceed such exercise price and shall accept a cash or other payment from the undersigned to the extent of any remaining balance of such exercise price not satisfied by such reduction in the number of whole Shares to be issued (provided, however, that Shares will no longer be outstanding under the Option to the extent of such reduction in the number of whole Shares to be issued that are used to pay such exercise price pursuant to such “net exercise”). Shares tendered in payment of the exercise price that have been acquired through an exercise of a stock option must have been held at least six (6) months prior to exercise of the Option and shall be valued at the Fair Market Value on the date of such exercise. Upon the exercise of the Option, the Corporation shall cause the Shares in respect of which the Option shall have been so exercised to be issued and delivered by crediting such Shares without restriction on transfer to a book-entry account for the benefit of the Employee or his or her designee or the Employee’s Beneficiary maintained by the Corporation’s stock transfer agent or its designee, subject to applicable withholdings and satisfaction thereof (including, if the Corporation elects, through the Corporation retaining Shares otherwise issuable or cash otherwise to be delivered) as provided in Section 13.2 of the Plan. The Employee does not have any rights as a shareholder in respect of any Shares as to which the Option shall not have been duly exercised and no rights as a shareholder shall exist prior to the proper exercise of such Option.

4.    Prohibition Against Transfer; Designation of Beneficiary. The Option and rights granted by the Corporation under these Terms and Conditions and the Agreement are not transferable except by will or by the laws of descent and distribution in the event of the Employee’s death. The Employee may designate a beneficiary or beneficiaries (the “Employee’s Beneficiary”) to exercise any rights or receive any benefits under Section 2(a)(ii) following the Employee’s death. To be effective, such designation must be made in accordance with such rules and on such form as prescribed by the Corporation for such purpose, which completed form must be received by the office of the Corporate Secretary prior to the Employee’s death. If the Employee fails to designate a beneficiary, or if no designated beneficiary survives the Employee’s death, the Employee’s estate shall be deemed the Employee’s Beneficiary. Without limiting the generality of the foregoing, except as aforesaid, the Option may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

5.    Employment by Corporation, Subsidiary or Successor; Termination or Cessation of Employment. For the purpose of these Terms and Conditions and the Agreement, (a) employment by the Corporation or any Subsidiary of or a successor to the Corporation shall be considered employment by the Corporation, and (b) references to “termination of employment,” “cessation of employment,” “ceases to be employed,” “ceases to be an Employee” or similar phrases shall mean the last day actually worked (as determined by the Corporation) and shall not include any notice period or any period of severance or separation pay or pay continuation (whether required by law or custom or otherwise provided) following the last day actually worked.

6.    Protective Covenants. In consideration of, among other things, the grant of the Option to the Employee, the Employee acknowledges and agrees, by acceptance of the Option, to the following provisions:

(a)    Non-Solicitation. During the Protective Covenant Period, the Employee shall not, directly or indirectly, individually or on behalf of any other employer or any other business, person or entity: (i) recruit, induce, Solicit or attempt to recruit, induce or Solicit any Individual Employed by the Corporation to terminate, abandon or otherwise leave or discontinue employment with the Corporation; or (ii) hire or cause or assist any Individual Employed by the Corporation to become employed by or provide services to any other business, person or entity whether as an employee, consultant, contractor or otherwise.

(b)    Customer and Potential Customer Non-Interference. During the Protective Covenant Period, the Employee shall not, directly or indirectly, individually or (i) on behalf of any other employer or any other business, person or entity, entice, induce, Solicit or attempt or participate in enticing, inducing or Soliciting, any Customer or Potential Customer of the Corporation to cease or reduce or refrain from doing business with the Corporation; or (ii) on behalf of any Competitive Business, entice, induce, Solicit or attempt or participate in enticing, inducing or Soliciting, or accept or attempt or participate in accepting, business from any Customer or Potential Customer of the Covered Unit(s).

(c)    Non-Competition. During the Protective Covenant Period, the Employee shall not, directly or indirectly, as an employee, independent contractor, consultant, officer, director, principal, lender or investor, engage or otherwise participate in any activities with, or provide services to, a Competitive Business, without the prior written consent of the Senior Vice President, Human Resources or other designated executive officer of the Corporation (which consent shall be at such officer’s discretion to give or withhold). Nothing in this Section 6(c) shall preclude the Employee from owning up to one percent (1%) of the equity in any publicly traded company.

(d)    No Disparagement or Detrimental Comments. During the Employee’s employment with the Corporation and thereafter, the Employee shall not, directly or indirectly, make or publish, or cause to be made or published, any statement, observation or opinion, whether verbal or written, that criticizes, disparages, defames or otherwise impugns or reasonably may be interpreted to criticize, disparage, defame or impugn, the character, integrity or reputation of the Corporation or its products, goods, systems or services, or its current or former directors, officers, employees, agents, successors or assigns. Nothing in this Section 6(d) is intended or should be construed to prevent the Employee from providing truthful testimony or information to any person or entity as required by law or fiduciary duties or as may be necessary in the performance of the Employee’s duties in connection with the Employee’s employment with the Corporation.

(e)    Confidentiality. During the Employee’s employment with the Corporation and thereafter, the Employee shall not use or disclose, except on behalf of the Corporation and pursuant to and in compliance with its direction and policies, any Confidential Information of (i) the Corporation or (ii) any third party received by the Corporation which the Corporation is obligated to keep confidential. This Section 6(e) will apply in addition to, and not in derogation of, any other confidentiality or non‑disclosure agreement that may exist, now or in the future, between the Employee and the Corporation.

(f)    Consideration and Acknowledgment. The Employee acknowledges and agrees to each of the following: (i) the Employee’s acceptance of the Option and participation in the Plan is voluntary; (ii) the benefits and rights provided by the Agreement and Plan are wholly discretionary and, although provided by the Corporation, do not constitute regular or periodic payments; (iii) the benefits and compensation provided under the Agreement are in addition to the benefits and compensation that otherwise are or would be available to the Employee in connection with the Employee’s employment with the Corporation, and the grant of the Option is expressly contingent upon the Employee’s agreement with the Corporation contained in Sections 6 and 7; (iv) the scope and duration of the restrictions in Section 6 are fair and reasonable; (v) if any provisions of Sections 6(a), (b), (c), (d) or (e), or any part thereof, are held to be unenforceable, the court making such determination shall have the power to revise or modify such provision to make it enforceable to the maximum extent permitted by applicable law and, in its revised or modified form, such provision shall then be enforceable, and if the provision is not capable of being modified or revised so that it is enforceable, it shall be excised from these Terms and Conditions without affecting the enforceability of the remaining provisions; and (vi) the time period of the Employee’s obligations under Sections 6(a), ( b) and (c) shall be extended by a period equal to the length of any breach of those obligations by the Employee, in addition to any and all other remedies provided by these Terms and Conditions or otherwise available to the Corporation at law or in equity. The Employee further understands and acknowledges that nothing contained in the Agreement limits the Employee’s ability (1) to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other Federal, state or local governmental agency or commission (“Government Agencies”); (2) to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Corporation; or (3) under applicable United States Federal law to (i) disclose in confidence trade secrets to Federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(g)    Definitions. For purposes of Section 6 of these Terms and Conditions, the following definitions shall apply:

(1)    “Competitive Business” means any business, person or entity that is engaged, or planning or contemplating to engage within a period of twelve (12) months, in any business activity that is competitive with the business and business activities engaged in by the Covered Unit(s).

(2)    “Confidential Information” means confidential, proprietary or trade secret information, whether or not marked or otherwise designated as confidential, whether in document, electronic or other form, and includes, but is not limited to, information that is not publicly known regarding finances, business and marketing plans, proposals, projections, forecasts, existing and prospective customers, vendor identities, employees and compensation, drawings, manuals, inventions, patent applications, process and fabrication information, research plans and results, computer programs, databases, software flow charts, specifications, technical data, scientific and technical information, test results and market studies.

(3)    “Corporation” means, and shall be deemed to include, the Corporation and any Subsidiary.

(4)    “Covered Unit(s)” means: (i) during the period of the Employee’s employment with the Corporation, each business unit of the Corporation; and (ii) following the Employment Termination Date, each business unit of the Corporation in or for which the Employee was employed or to which the Employee provided services or about which the Employee obtained or had access to Confidential Information, in each case of this clause (ii) at any time within the twenty-four (24)-month period prior to the Employment Termination Date. The Employee acknowledges and agrees that if the Employee is or was employed at a segment level, the Employee is providing or has provided services to and for, and has obtained and has or had access to Confidential Information about, each business unit of such segment; and if the Employee is or was employed at the corporate/headquarters level, the Employee is providing or has provided services to and for, and has obtained and has or had access to Confidential Information about, each business unit of the Corporation.

(5)    “Customer” means, with respect to the Corporation or the Covered Unit(s), as the case may be, any business, person or entity who purchased any products, goods, systems or services from the Corporation or such Covered Unit(s) at any time during the preceding twenty-four (24) months (or, if after the Employment Termination Date, the last twenty-four (24) months of the Employee’s employment with the Corporation) and either with whom the Employee dealt in the course of performing the Employee’s job duties for the Corporation or about whom the Employee has or had Confidential Information.

(6)    “Employment Termination Date” means the date of termination of the Employee’s employment with the Corporation, voluntarily or involuntarily, for any reason, with or without Cause or Good Reason.

(7)    “Individual Employed by the Corporation” means any employee of the Corporation with whom the Employee dealt in the course of performing the Employee’s job duties at any time during the preceding twelve (12) months (or, if after the Employment Termination Date, the last twelve (12) months of the Employee’s employment with the Corporation).

(8)    “Potential Customer” means, with respect to the Corporation or the Covered Unit(s), as the case may be, any business, person or entity targeted during the preceding twelve (12) months (or, if after the Employment Termination Date, the last twelve (12) months of the Employee’s employment with the Corporation) as a customer to purchase any products, goods, systems or services from the Corporation or such Covered Unit(s) and (i) with whom the Employee had direct or indirect contact, (ii) for whom the Employee participated in the development or execution of the plan to sell products, goods, systems or services of the Corporation or such Covered Unit(s), or (iii) about whom the Employee otherwise has or had Confidential Information.

(9)    “Protective Covenant Period” means the period of the Employee’s employment with the Corporation and the twelve (12) month period following the Employment Termination Date.

(10)    “Solicit” and “Soliciting” mean any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any actions; provided, for purposes of Section 6(a), the term “Solicit” excludes the placement of general advertisements inviting applications for employment that are not targeted to employees of the Corporation generally or any specific employees of the Corporation.

7.    Remedies for Breach of Section 6.

(a)    Forfeiture and Clawback. The Employee agrees, by acceptance of the Option, that if the Employee breaches any provision of Sections 6(a), (b), (c), (d) or (e), in addition to any and all other remedies available to the Corporation, (i) the Option, whether vested or unvested, shall upon written notice (which may be in electronic form) immediately terminate and lapse and shall no longer be exercisable as to any shares of Common Stock; and (ii) the Employee shall within five (5) business days following receipt of written demand therefore pay to the Corporation in cash, the amount of the excess of the Fair Market Value on the exercise date of any shares of Common Stock the Employee acquired upon exercise of the Option (other than any shares acquired upon exercise of the Option more than twelve (12) months before (x) the Employment Termination Date in the situation where the Employee is no longer employed by the Corporation, or (y) the date of such breach in the situation where the Employee is employed by the Corporation), over the exercise price for such shares of Common Stock.

(b)    Additional Relief. The Employee agrees, by acceptance of the Option, that: (i) the remedy provided for in Section 7(a) shall not be the exclusive remedy available to the Corporation for a breach of the provisions of Sections 6(a), (b), (c), (d) or (e) and shall not limit the Corporation from seeking damages or injunctive relief; and (ii) the Corporation’s remedies at law may be inadequate to protect the Corporation against any actual or threatened breach of the provisions of Sections 6(a), (b), (c), (d) or (e), and therefore, without prejudice to any other rights and remedies otherwise available to the Corporation at law or in equity (including, but not limited to, the rights under Section 7(a)), in addition to and cumulative with such rights, the Corporation shall be entitled to the granting of injunctive relief in its favor and to specific performance without proof of actual damages and without the requirement of posting of any bond or similar security.

(c)    Forum. The Employee agrees, by acceptance of the Option, that any judicial action brought with respect to the provisions of Sections 6 or 7 of these Terms and Conditions may be filed in the United States District Court for the Middle District of Florida or in the Circuit Court of Brevard County, Florida and hereby consents to the jurisdiction of such courts and waives any objection he/she may now or hereafter have to such venue.

(d)    Change in Control. If (i) a Change in Control of the Corporation shall occur following the Grant Date and (ii) the Employee ceases to be an employee of the Corporation in a circumstance set forth in Section 1(e) of these Terms and Conditions, the provisions of Sections 6 and 7 shall immediately terminate and be of no further force and effect.

8.    Securities Law Requirement. The Corporation shall not be required to issue Shares upon exercise of the Option unless and until: (a) such Shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933, as amended, with respect to such Shares is then effective.

9.    Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

10.    Impact of Restatement of Financial Statements. If any of the Corporation’s financial statements for any fiscal year(s) included in the Performance Period are restated after the Performance Period, whether as a result of errors, omissions or fraud, and the financial results of such fiscal year(s) are negatively affected, the Board Committee (in its sole discretion, but acting in good faith): (a) if the Option has not been exercised, may reduce the number of Shares as to which the Option has vested and become exercisable to the number of Shares as to which the Option would have vested and become exercisable if the financial statements had been initially filed as restated; or (b) if the Option has been exercised, may direct that the Corporation recover (i) all or a portion of any Shares issued upon exercise of the Option that exceeded the number of Shares that would have been issued upon exercise of the Option, and (ii) any amount by which a payment received by the Employee as a result of selling Shares issued upon exercise of the Option exceeded the amount that would have been payable as a result of selling such Shares, in each case, if the financial statements had been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award, all Shares issued upon exercise of the Option and any amount received by the Employee as a result of selling Shares issued upon exercise of the Option) that the Board Committee shall determine. The Board Committee shall determine whether the Corporation shall effect any such recovery by: (A) seeking repayment from the Employee; (B) reducing the amount that would otherwise be payable to the Employee under any compensatory plan, program or arrangement maintained by the Corporation, a Subsidiary or any of its Affiliates; (C) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Corporation’s otherwise applicable compensation practices; or (D) any combination of the foregoing or otherwise (subject, in each of subclause (B), (C) and (D), to applicable law, including, without limitation, Section 409A of the Code, and the terms and conditions of the applicable plan, program or arrangement). This Section 10 shall be a non-exclusive remedy, and nothing in this Section 10 shall preclude the Corporation from pursuing any other applicable remedies available to it, whether in addition to or in lieu of this Section 10.

11.    Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

12.    Data Privacy; Electronic Delivery. By acceptance of the Option, the Employee acknowledges and agrees that: (a) data, including the Employee’s personal data, necessary to administer the Agreement may be exchanged among the Corporation and its Subsidiaries and affiliates as necessary, and with any vendor engaged by the Corporation to assist in the administration of equity awards; and (b) unless and until revoked in writing by the Employee, information and materials in connection with the Agreement or any awards under the Plan, including, but not limited to, any prospectuses and plan document, may be provided by means of electronic delivery (including by e-mail, by web site access and/or by facsimile).

13.    Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation or any Subsidiary to terminate the Employee’s employment or service with the Corporation or any Subsidiary at any time, and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part. If the Corporation’s obligations and duties with respect to the Option are assumed or a new option is substituted therefor in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Option to be employment by the Corporation.

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